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                                                                     EXHIBIT 5.1


                        CONSENT OF INDEPENDENT AUDITORS



The Sponsors and Trustee of Equity Investor Fund, Select S&P Industrial Portfolio 2000 Series G,
Defined Asset Funds:



We consent to the use in Amendment No. 1 to Registration Statement No. 333-46178 on Form S-6 of our report dated November 13, 2000, relating to the Statement of Condition of Equity Investor Fund, Select S&P Industrial Portfolio 2000 Series G, Defined Asset Funds and to the reference to us under the heading "How The Fund Works--Auditors" in the Prospectus which is a part of this Registration Statement.



DELOITTE & TOUCHE LLP
New York, NY
November 13, 2000